Exhibit 5.5

Blakes[LOGO]                                        Blake, Cassels & Graydon LLP
                                                         Barristers & Solicitors
                                                      Patent & Trade-mark Agents
                                                                  199 Bay Street
                                                 Suite 2800, Commerce Court West
                                                       Toronto ON M5L 1A9 Canada
                                             Tel: 416-863-2400 Fax: 416-863-2653

July 16, 2007

Zarlink Semiconductor Inc.
400 March Road
Ottawa, Ontario
Canada K2K 3H4

Gentlemen:

      We hereby consent to the references to this firm on the cover page of the prospectus and under the headings "Legal Matters" and "Interest of Experts" in the prospectus and consent to the references to this firm and its opinion under the headings "Eligibility for Investment" and "Certain Income Tax Considerations
- Certain Canadian Federal Income Tax Considerations" in the prospectus comprising a part of the Registration Statement on Form F-10 of Zarlink Semiconductor Inc., being filed concurrently herewith with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons who consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                  Yours truly yours,

                                                  BLAKE, CASSELS & GRAYDON LLP

                                                  "Blake, Cassels & Graydon LLP"
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